UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Named Executive Officer Compensation Decisions. On February 10, 2020, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) approved base salaries for calendar year 2020 (retroactive to January 1, 2020), cash bonus awards under the Company’s Senior Executive Incentive Plan (the “SEIP”) for 2019 performance, retention bonus awards for certain named executive officers, the award of shares of time-vested restricted stock and performance based restricted stock units (“PRSUs”) under the Company’s 2020 Long Term Incentive Plan and 2016 Stock Plan, to the persons expected to be designated as the Company’s named executive officers for 2020, as set forth below.

Name	Title	2020 Annual Salary	SEIP Bonus for 2019 Performance	Retention Bonuses	Shares of Time-Vested Restricted Stock Awarded	PRSUs Awarded (at Target )
Susan G. Riel	President and CEO – Company and EagleBank	$800,000	$1,387,510	$-	20,319	20,319
Charles D. Levingston	EVP and CFO – Company and EagleBank	$417,514	$237,482	$-	4,723	4,723
Antonio F. Marquez	EVP & CLO – Commercial Real Estate - EagleBank	$509,834	$343,876	$-	7,534	7,534
Lindsey S. Rheaume	EVP & CLO – C&I- EagleBank	$421,656	$244,026	$-	4,589	4,589
Janice L. Williams	EVP & Chief Credit Officer – EagleBank	$510,144	$299,390	$200,000	7,576	7,576

All awards of time-vested restricted stock vest in three substantially equal installments commencing on the first anniversary of the date of grant, subject to the terms of the 2016 Stock Plan and the form of award certificate. PRSUs are awards of the right to receive shares of common stock based upon the Company’s achievement in respect of specified performance measures over a three year performance period, 2020-2022, based upon the Company’s return on average assets and total shareholder return as compared to the companies comprising the KBW Regional Bank Index (the “Index”). PRSUs are awarded at target, meaning the number of shares which would vest if the Company met the target level of performance for each performance metric. The actual number of PRSUs vested will be determined by interpolating the Company’s performance in respect of each metric on a straight-line basis between threshold, target and stretch/maximum award levels. The table below establishes the performance goals and payment ranges for the 2020-2022 performance period. A copy of the Company’s 2020-2022 Long Term Incentive Plan, as amended to reflect a change in one of the metrics for vesting of PRSUs from tangible book value total shareholder return, is included as Exhibit 10.1 to this report. The retention bonus for Ms. Williams vests in two equal annual installments commencing on the date of award.

Measures	Weight	Threshold	Target	Stretch/Maximum
Return on Average Assets compared to Index	50%	Median	62.5% Percentile	75% Percentile
Total Shareholder Return compared to Index	50%	Median	62.5% Percentile	75% Percentile
Payout Range (% of Target)	100%	50%	100%	150%

Director Awards. On February 10, 2020, the Compensation Committee of the Board of Directors of the Company approved awards of shares of restricted stock under the 2016 Stock Plan to non-employee members of the Board of Directors of the Company for service on the Boards of Directors of the Company and the Bank, as follows:

Name	Number of shares of Restricted Stock
Matthew Brockwell	560
Theresa LaPlaca	3,363
Leslie Ludwig	6,726
Norman Pozez	43,441
Kathy Raffa	6,726
James Soltesz	6,726
Benjamin Soto	3,363
Leland Weinstein	6,726

All such awards of time-vested restricted stock vest in three substantially equal installments commencing on the first anniversary of the date of grant, subject to the terms of the 2016 Stock Plan and the form of award certificate.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	2020-2022 Long Term Incentive Plan, as amended on February 10, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Susan G. Riel
Susan G. Riel, President, Chief Executive Officer

Dated: February 14, 2019